EXHIBIT 99.1

Krispy Kreme reports strong Fourth Quarter and Full Year 2021 results at the top end of guidance
Fourth quarter net revenue grew 13.8% with organic revenue growth of 13.9%
Significant GAAP net income growth to +$4.3 million and Adjusted EBITDA grew 14.4% to $47.7 million
Introduces 2022 guidance above our long term outlook

CHARLOTTE, NC (February 22, 2022) – Krispy Kreme, Inc. (NASDAQ: DNUT) (“Krispy Kreme” or the “Company”) today reported strong financial results for the fourth quarter and full year ended January 2, 2022 with fourth quarter net revenue growing 13.8% year-over-year, or 21.5% adjusted for the extra 53rd week in 2020. For the fourth quarter, organic revenue grew 13.9%, including the now fully-exited legacy wholesale business, or 19.6% excluding this business, year-over-year. For the full year, net revenue grew 23.4%, while organic revenue grew 12.5%, or 21.4% excluding the legacy wholesale business.

GAAP Net Income was $4.3 million compared to a loss of $24.8 million a year ago while GAAP Diluted Earnings Per Share for the quarter was $0.01 compared to a loss of $0.21 last year. Adjusted Diluted Earnings Per Share was $0.08 for the quarter, compared to $0.10 last year, with the decline due to share dilution from the IPO. Adjusted EBITDA grew 14.4% in the quarter led by a 290 basis point improvement to U.S. and Canada margins, driven by the strength and efficiency of the Company’s fresh doughnut hub and spoke operating model. The economies of scale from adding over 2,000 Global Points of Access in the last 12 months, as well as successful price increases in September and November, more than offset wage and commodity inflation.

Growth was driven by the performance and expansion of Krispy Kreme’s capital-efficient hub and spoke operating model, and strong performances across all three business segments. Global Points of Access, which reflect all locations where fresh doughnuts and cookies can be purchased, increased 25% year-over-year, providing customers access to Krispy Kreme in more than 10,000 locations around the world. International Sales per Hub grew 42% year-over-year, while U.S. and Canada Sales per Hub grew 14%.

Commenting on the performance, CEO Mike Tattersfield stated, “Our fourth quarter and full year results demonstrate the benefits of our omni-channel model and global expansion strategy, which allow us to meet consumer demand with premium, fresh doughnuts. Our global Halloween campaign and seasonal limited time offerings resonated strongly with consumers which really maximizes the gifting and sharing occasions of the brand.”

Mike continued, “Looking ahead, we are well-positioned to deliver another year of double-digit revenue growth in 2022. Our performance will be led by the expansion of our omni-channel model, as we continue to significantly expand our points of access. We will continue our transformation to the more profitable and capital efficient hub and spoke model in the U.S. and Canada, which will allow us to grow our most loved sweet treat brand. We are incredibly excited for the opportunity to open in at least three new countries in 2022 and expand our global footprint for years to come.”

Financial Highlights

$ in millions, except per share data	Q4 2021	vs Q4 2020	2021	vs 2020
Net Revenue	$370.6	13.8%	$1,384.4	23.4%
Organic Revenue(1) (2)	$347.6	13.9%	$1,239.0	12.5%
GAAP Net Income/(Loss)	$4.3	nm	$(14.8)	75.6%
Adjusted Net Income(2)	$16.0	17.1%	$66.7	57.6%
Operating Income	$16.5	nm	$41.1	860.3%
Operating Income Margin	4.4%	+430 bps	3.0%	+260 bps
Adjusted EBITDA(2)	$47.7	14.4%	$187.9	29.2%
Adjusted EBITDA Margin(2)	12.9%	+10 bps	13.6%	+60 bps
GAAP Diluted Income/(Loss) Per Share	$0.01	nm	$(0.18)	65.4%
Adjusted Diluted EPS(2) (3)	$0.08	-20%	$0.37	+23.3%
Net Debt	$682.2	-39.7%	-	-
Notes:
1.Organic revenue growth negatively impacted by $17.2 million in Q4 2021 and $98.8 million in 2021 due to exit of the legacy wholesale business.
2.Non-GAAP figures – please refer to Reconciliation of Non-GAAP Financial Measures.
3.Fourth Quarter 2021 Adjusted Diluted EPS was impacted by $(0.02) from share count dilution from the IPO

Key Operating Metrics

$ in millions, except access points	2021	vs 2020
Global Points of Access	10,427	25.0%
Sales per Hub (U.S. and Canada) TTM	$4.0	14.3%
Sales per Hub (International) TTM	$9.1	42.2%
Ecommerce as a Percent of Retail Sales	17.2%	+130 bps

Fourth Quarter and Full Year 2021 Consolidated Results

Krispy Kreme’s fourth quarter and full year 2021 results reflected strong growth compared to both 2020 and pre-pandemic. Net revenue grew 13.8% in the quarter to $370.6 million, or 36.6% on a two-year stack basis. Total company organic revenue grew 13.9% in the quarter compared to the same quarter last year, and 15.9% on a two-year stack basis against 2019. Organic revenue growth in the quarter was driven by the International segment, as well as strong Delivered Fresh Daily (“DFD”) performance in the U.S. and Canada business, which is a reflection of weekly average sales per door growing more than 55% during the quarter compared to the prior year. Total Company organic revenue for the fourth quarter, excluding the exit of our legacy wholesale business, grew 19.6% compared to the fourth quarter of 2020, and was up 21.6% on a two-year stack basis excluding the exit of our legacy whole business with strong growth from both the U.S. and Canada and International segments.

For the full year 2021, net revenue grew 23.4% to $1.384 billion, or 40.3% on a two-year stack basis. Organic revenue grew 12.5% in 2021, or 21.4% excluding the exit of our legacy wholesale business, as well as 13.7% on a two-year stack basis, driven by the increase in points of access and higher sales per DFD door.

GAAP Net Income for the quarter was $4.3 million, compared to a GAAP Net Loss of $24.8 million in 2020. Adjusted EBITDA in the quarter grew 14.4% to $47.7 million. Operating margins grew 430 basis points to 4.4% while Adjusted EBITDA margin grew 10 basis points to 12.9% from the same quarter in 2020, as a result of improvements in our U.S. and Canada segment led by our DFD business. Adjusted Net Income grew 17.1% to $16.0 million in the quarter. GAAP Diluted EPS in the quarter was $0.01 compared to a net loss of $0.21 in the same quarter last year with Adjusted Diluted EPS decreasing to $0.08 from $0.10 in the fourth quarter of 2020, as a result of an increased share count following the IPO.

For the full year 2021, GAAP Net Loss was $14.8 million, compared to a GAAP Net Loss of $60.9 million in 2020. Adjusted EBITDA grew 29.2% to $187.9 million in 2021. In 2021, Operating margins grew 260 basis points to 3.0% while Adjusted EBITDA margin was 13.6%, a 60 basis point improvement over 2020 led by strong performance from our International segment. Adjusted Net Income for 2021 grew 57.6% to $66.7 million. GAAP Diluted EPS for 2021 was a loss of $0.18 compared to a loss of $0.52 in 2020. Adjusted Diluted EPS for the year grew 23.3% to $0.37, an increase from $0.30 in 2020.

Weighted diluted average shares outstanding for the fourth quarter of 2021 were 169.1 million, compared to 128.3 million in the fourth quarter of 2020 primarily as a result of the IPO. Weighted diluted average shares outstanding for the full year 2021 were 150.3 million, compared to 128.0 million for the full year 2020 primarily as a result of the IPO.

Fourth Quarter and Full Year Market Segment Results

U.S. and Canada: In the U.S. and Canada segment in the fourth quarter, net revenue grew 10.5% to $249.2 million from $225.4 million a year ago, driven by the continued execution of our omni-channel strategy, partially offset by one less week of sales this year compared to 2020. Organic revenue increased 9.1% driven by our omni-channel model, primarily the strength of DFD, as well as strong growth from Insomnia Cookies. Excluding the impact of exiting the legacy wholesale business, U.S. and Canada organic growth in the fourth quarter was 17.3%, with a two-year stack of 25.6% when compared to 2019. For 2021, net revenue grew 18.6% to $928.4 million while organic revenue increased 5.5%, or 18.3% excluding the impact of exiting the legacy wholesale business.

U.S. and Canada Adjusted EBITDA in the fourth quarter increased 42.3% to $31.8 million with margin expansion of 290 basis points to 12.8% driven primarily by the strong performance of our Hub and Spoke model from increased DFD doors and sales per door. Price increases were successfully implemented on fresh doughnuts during September and again in November to offset cost and labor pressures. For 2021, U.S. and Canada Adjusted EBITDA increased 17.5% to $107.6 million while margins were approximately flat at 11.6%.

International: In the International segment, net revenue in the fourth quarter grew 25.7% to $90.0 million, with organic growth of 30.8%. Organic growth in the quarter was driven by successful limited time offerings, expansion of DFD and an increase in average sales per door. Growth was strong across all of our International markets including the UK, Mexico, Australia and New Zealand. For 2021, the International segment saw net revenue increase 44.7% to $333.0 million, with organic growth of 36.9% highlighting the strength of the model even through the pandemic.

International Adjusted EBITDA in the fourth quarter grew 24.6% over the prior year to $20.7 million, driven primarily by revenue growth from points of access expansion and efficiencies from our hub and spoke model, which led to a record $9.1 million sales per hub over the trailing twelve months. International Adjusted EBITDA margin was 23.1% for the quarter, approximately flat compared to the same period 2020. For 2021, International Adjusted EBITDA grew 82.8% to $81.4 million on margins of 24.5%, an increase of 510 basis points compared to 2020.

Market Development: In the Market Development segment, net revenue grew 9.9% to $31.4 million, with organic growth of 8.8%. Net revenue growth was driven mainly by the acquisition of Krispy Kreme Japan in the fourth quarter of 2020, partially offset by franchise acquisitions in the U.S. For 2021, Market Development net revenue increased 12.7% to $123.0 million, with organic growth of 11.0%.

Market Development Adjusted EBITDA in the fourth quarter was approximately flat at $11.0 million, with strong increases in sales per hub in both domestic and international franchise as well as in Japan, offset by domestic franchise acquisitions. For 2021, Market Development Adjusted EBITDA increased 4.5% to $40.8 million.

Balance Sheet and Capital Expenditures

During the fourth quarter 2021, the company invested $36.0 million in capital expenditures, primarily for the growth of Hubs and Fresh Shops and $12.4 million for the acquisition of Krispy Kreme Canada. For the full year 2021, the Company invested $119.5 million in capital expenditures and $46.3 million for franchise acquisitions in the U.S. and Canada.

As of January 2, 2022, we had $38.6 million of cash and cash equivalents, $696.2 million of bank debt and $24.5 million of other debt-like items, for a total net debt of $682.2 million. Using a trailing four quarters Adjusted EBITDA of $187.9 million, current net leverage declined from the third quarter to 3.6x, substantially below pre-IPO levels. Free cash flow in the fourth quarter was $6.4 million with the EBITDA generated from operating activities in excess of capital expenditures reflecting the capital-efficient hub and spoke growth model.

2022 Financial Outlook

Krispy Kreme issues the following guidance for the full year 2022:
•Net Revenue of $1.53 billion to $1.56 billion (+11% to +13%)

•Organic Revenue growth of 10% to 12%
•Adjusted EBITDA of $210 million to $218 million (+12% to +16%)
•Adjusted Net Income to Krispy Kreme shareholders, diluted, of $65 million to $69 million (+18% to +24%)
•Adjusted Diluted EPS of $0.38 to $0.41
•Approximately 170 million weighted average diluted shares outstanding, compared to approximately 150 million in 2021, primarily driven by the IPO
•Income Tax rate between 23% and 25%
•Capital Expenditures between $115 million to $120 million
•Net Leverage under 3.0x

Krispy Kreme also reiterated the following long-term outlook:
•Organic Revenue growth of 9% to 11%
•Adjusted EBITDA growth of 12% to 14%
•Adjusted Net Income growth of 18% to 22%
•Net Leverage of approximately 2.0x

Definitions

The following definitions apply to terms used throughout this press release:
•Global Points of Access: Reflects all locations at which fresh doughnuts or cookies can be purchased. We define global points of access to include all Hot Light Theater Shops, Fresh Shops, Carts and Food Trucks, DFD doors and Cookie Shops, at both Company-owned and franchise locations as of the end of the respective reporting period. We monitor global points of access as a metric that informs the growth of our omni-channel presence over time and believe this metric is useful to investors to understand our footprint in each of our segments.
•Hubs: Reflects locations where fresh doughnuts are produced and processed for sale at any point of access. We define Hubs to include self-sustaining Hot Light Theater Shops and Doughnut Factories, at both Company-owned and franchise locations as of the end of the respective reporting period.
•Sales Per Hub: Sales per Hub equals Fresh Revenues from Hubs with Spokes, divided by the average number of Hubs with Spokes at the end of the five most recent quarters.
•Fresh Revenues from Hubs with Spokes: Fresh Revenues include product sales generated from our Doughnut Shop business (including ecommerce and delivery), as well as DFD sales, but excluding sales from our legacy wholesale business and our Branded Sweet Treat Line. It also excludes all Insomnia Cookies revenues as the measure is focused on the Krispy Kreme business. Fresh Revenues from Hubs with Spokes equals the Fresh Revenues derived from those Hubs currently producing product for other shops, Carts and Food Trucks, and/or DFD doors, but excluding Fresh Revenues derived from those Hubs not currently producing product for other shops, Carts and Food Trucks, and/or DFD doors.
•Total Net Leverage Ratio: Calculated using Net Debt (including both bank debt and financing leases as part of debt) divided by Adjusted EBITDA.
•Free Cash Flow: Defined as cash provided by operating activities less purchases of property and equipment.

Conference Call

Krispy Kreme will host a public conference call at 8:30 AM Eastern Time today to discuss its results for the fourth quarter of 2021. The conference call can be accessed by dialing (877) 312-1907, or (470) 495-9529 for international participants, and entering the conference ID 5393994. To listen to the live audio webcast and Q&A, visit the Krispy Kreme investor relations website at investors.krispykreme.com. A replay and transcript of the webcast will be available on the website within 24 hours after the call. Krispy Kreme’s earnings press release and related materials will also be available on the investor relations section of the Company’s website.

Investor Relations

Rob Ballew, VP of Investor Relations
rballew@krispykreme.com

Financial Media

Edelman for Krispy Kreme, Inc.
Allie McLarty & Ashley Firlan, KrispyKremeIR@edelman.com

About Krispy Kreme

Headquartered in Charlotte, N.C., Krispy Kreme is one of the most beloved and well-known sweet treat brands in the world. Our iconic Original Glazed® doughnut is universally recognized for its hot-off-the-line, melt-in-your-mouth experience. Krispy Kreme operates in over 30 countries through its unique network of fresh doughnut shops, partnerships with leading retailers, and a rapidly growing ecommerce and delivery business. Our purpose of touching and enhancing lives through the joy that is Krispy Kreme guides how we operate every day and is reflected in the love we have for our people, our communities and the planet. Connect with Krispy Kreme Doughnuts at www.KrispyKreme.com, or on one of its many social media channels, including www.Facebook.com/KrispyKreme, and www.Twitter.com/KrispyKreme.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The words “believe,” “may,” “could,” “will,” “should,” “anticipate,” “estimate,” “expect,” “outlook,” “guidance,” or similar words, or the negative of these words, identify forward-looking statements. Such forward-looking statements are based on certain assumptions and estimates that we consider reasonable but are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial conditions, business, prospects, growth strategy and liquidity. Accordingly, there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Our actual results could differ materially from the forward-looking statements included herein. Factors that could cause actual results to differ from those expressed in forward-looking statements include, without limitation, the risks and uncertainties described under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors” in the Prospectus, dated June 30, 2021, filed by us with the Securities and Exchange Commission (“SEC”) and described in the other filings we make from time to time with the SEC. We believe that these factors include, but are not limited to, the impact of pandemics, changes in consumer preferences, the impact of inflation, and our ability to execute on our omni-channel business strategy. These forward-looking statements are made only as of the date of this document, and we do not undertake any obligation, other than as may be required by applicable law, to update or revise any forward-looking or cautionary statement to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

Non-GAAP Measures

This press release includes certain non-GAAP financial measures including organic revenue growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Fresh Revenue from Hubs with Spokes and Sales per Hub, which differ from results using U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than we do or may not calculate them at all. Additionally, these non-GAAP financial measures are not measurements of financial performance under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto filed with the SEC.

To the extent that the Company provides guidance, it does so only on a non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as net income and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Krispy Kreme, Inc.
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts and number of shares)

	Fiscal Years Ended
	January 2, 2022 (52 weeks)	January 3, 2021 (53 weeks)	December 29, 2019 (52 weeks)
	(unaudited)
Net revenue
Product sales	$1,353,466	$1,085,110	$912,805
Royalties and other revenues	30,925	36,926	46,603
Total net revenues	1,384,391	1,122,036	959,408
Product and distribution costs	354,093	310,909	262,013
Operating expenses	630,239	488,061	390,849
Selling, general and administrative expense	222,394	182,317	161,452
Marketing expenses	39,489	34,000	28,785
Pre-opening costs	5,568	11,583	7,078
Other (income)/expenses, net	(10,102)	10,488	7,465
Depreciation and amortization expense	101,608	80,398	63,767
Operating income	41,102	4,280	37,999
Interest expense, net	32,622	34,741	38,085
Interest expense – related party	10,387	22,468	21,947
Other non-operating expense/(income), net	2,191	(1,101)	(609)
Loss before income taxes	(4,098)	(51,828)	(21,424)
Income tax expense	10,745	9,112	12,577
Net loss	(14,843)	(60,940)	(34,001)
Net income attributable to noncontrolling interest	9,663	3,361	3,408
Net loss attributable to Krispy Kreme, Inc.	$(24,506)	$(64,301)	$(37,409)
Net loss per share:
Common stock - Basic	$(0.18)	$(0.52)	$(0.30)
Common stock - Diluted	$(0.18)	$(0.52)	$(0.30)
Weighted average shares outstanding:
Basic	147,654,548	124,987,370	124,987,370
Diluted	147,654,548	124,987,370	124,987,370

Krispy Kreme, Inc.
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts and number of shares)

	Quarter Ended
	January 2, 2022 (13 weeks)	January 3, 2021 (14 weeks)
Net revenue
Product sales	$364,334	$315,649
Royalties and other revenues	6,263	9,966
Total net revenues	370,597	325,615
Product and distribution costs	96,927	88,500
Operating expenses	167,506	146,269
Selling, general and administrative expense	58,977	53,227
Marketing expenses	7,868	9,296
Pre-opening costs	1,233	1,915
Other (income)/expenses, net	(5,737)	3,311
Depreciation and amortization expense	27,350	22,779
Operating income	16,473	318
Interest expense, net	7,394	8,478
Interest expense – related party	—	5,770
Other non-operating expense/(income), net	2,317	(632)
Income/(loss) before income taxes	6,762	(13,298)
Income tax expense	2,479	11,525
Net income/(loss)	4,283	(24,823)
Net income attributable to noncontrolling interest	2,927	481
Net income/(loss) attributable to Krispy Kreme, Inc.	$1,356	$(25,304)
Net income/(loss) per share:
Common stock - Basic	$0.01	$(0.21)
Common stock - Diluted	$0.01	$(0.21)
Weighted average shares outstanding:
Basic	167,246,195	124,987,370
Diluted	169,130,417	124,987,370

Krispy Kreme, Inc.
Consolidated Balance Sheets
(unaudited and in thousands, except per share data)

	As of
	January 2, 2022	January 3, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$38,562	$37,460
Marketable securities	—	1,048
Restricted cash	630	23
Accounts receivable, net	47,491	45,998
Inventories	34,851	38,519
Taxes receivable	14,662	28,353
Prepaid expense and other current assets	20,701	12,692
Total current assets	156,897	164,093
Property and equipment, net	438,918	395,255
Goodwill	1,105,322	1,086,546
Other intangible assets, net	992,520	998,014
Operating lease right of use asset, net	435,168	399,688
Other assets	16,429	17,399
Total assets	$3,145,254	$3,060,995
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$36,583	$41,245
Current operating lease liabilities	50,359	45,675
Accounts payable	182,104	148,645
Accrued liabilities	140,750	124,951
Structured payables	116,361	137,319
Total current liabilities	526,157	497,835
Long-term debt, less current portion	680,307	785,810
Related party notes payable	—	344,581
Noncurrent operating lease liabilities	415,208	376,099
Deferred income taxes, net	145,418	144,866
Other long-term obligations and deferred credits	42,509	63,445
Total liabilities	1,809,599	2,212,636
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value; 300,000,000 and 174,500,000 shares authorized as of January 2, 2022 and January 3, 2021, respectively; 167,250,855 and 124,987,370 shares issued and outstanding as of January 2, 2022 and January 3, 2021, respectively	1,673	1,250
Additional paid-in capital	1,415,185	845,499
Shareholder note receivable	(4,382)	(18,660)
Accumulated other comprehensive loss, net of income tax	(2,478)	(1,208)
Retained deficit	(178,409)	(142,197)
Total shareholders’ equity attributable to Krispy Kreme, Inc.	1,231,589	684,684
Noncontrolling interest	104,066	163,675
Total shareholders’ equity	1,335,655	848,359
Total liabilities and shareholders’ equity	$3,145,254	$3,060,995

Krispy Kreme, Inc.
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	Fiscal Years Ended
	January 2, 2022 (52 weeks)	January 3, 2021 (53 weeks)	December 29, 2019 (52 weeks)
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,843)	$(60,940)	$(34,001)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	101,608	80,398	63,767
Deferred income taxes	(3,496)	(36)	8,422
Loss on extinguishment of debt	1,700	—	1,567
Impairment and lease termination charges	3,507	4,701	3,081
Loss on disposal of property and equipment	458	2,771	585
Gain on sale-leaseback	(8,673)	—	—
Share-based compensation	22,923	11,601	10,741
Change in accounts and notes receivable allowances	275	1,047	365
Inventory write-off	4,071	726	231
Gain on contingent consideration related to a business combination	—	(1,521)	(499)
Payment of contingent consideration in excess of acquisition date fair value	—	—	(4,229)
Collection of related party income tax receivable	—	—	28,593
Other	594	410	4,703
Change in operating assets and liabilities, excluding business acquisitions and foreign currency translation adjustments:
Accounts, notes, and taxes receivable	(3,817)	(11,942)	(1,258)
Inventories	(301)	(15,353)	(3,217)
Other current and noncurrent assets	(316)	434	(5,603)
Operating lease assets and liabilities	7,787	(1,575)	3,500
Accounts payable and accrued liabilities	30,240	12,906	(10,153)
Other long-term obligations and deferred credits	(493)	5,048	14,217
Net cash provided by operating activities	141,224	28,675	80,812
CASH FLOWS USED FOR INVESTING ACTIVITIES:
Purchase of property and equipment	(119,497)	(97,826)	(76,373)
Proceeds from disposals of assets	218	2,837	—
Proceeds from sale-leaseback	11,091	—	—
Acquisition of shops and franchise rights from franchisees, net of cash acquired	(46,330)	(74,890)	(150,373)
Principal payments received from loans to franchisees	92	684	645
Purchases of held-to-maturity debt securities	—	(57)	(776)
Maturities of held-to-maturity debt securities	1,019	1,124	271
Net cash used for investing activities	(153,407)	(168,128)	(226,606)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of debt	695,000	288,097	804,002
Repayment of long-term debt and lease obligations	(1,147,049)	(225,541)	(714,617)
Payment of financing costs	(1,700)	—	(5,665)
Proceeds from structured payables	266,851	292,756	124,666
Payments on structured payables	(287,625)	(225,320)	(68,757)
Payment of contingent consideration related to a business combination	—	(506)	(4,646)
Capital contribution by shareholders	120,532	—	—
Proceeds from IPO, net of underwriting discounts (excluding unpaid issuance costs)	527,329	—	—
Proceeds from sale of noncontrolling interest in subsidiary	53,404	21,386	15,625
Distribution to shareholders	(48,187)	(42)	(2,629)
Payments for repurchase and retirement of common stock	(139,103)	—	—
Distribution to noncontrolling interest	(23,356)	(11,389)	(18,902)
Net cash provided by financing activities	16,096	139,441	129,077
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,204)	2,045	(941)
Net increase/(decrease) in cash, cash equivalents and restricted cash	1,709	2,033	(17,658)
Cash, cash equivalents and restricted cash at beginning of the fiscal year	37,483	35,450	53,108
Cash, cash equivalents and restricted cash at end of the fiscal year	$39,192	$37,483	$35,450

Krispy Kreme, Inc.
Reconciliation of Non-GAAP Financial Measures
(unaudited and in thousands, except per share amounts and number of shares)

	Quarter Ended		Fiscal Years Ended
(in thousands)	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
Net income/(loss)	$4,283	$(24,823)	$(14,843)	$(60,940)
Interest expense, net	7,394	8,478	32,622	34,741
Interest expense — related party(1)	—	5,770	10,387	22,468
Income tax expense	2,479	11,525	10,745	9,112
Depreciation and amortization expense	27,350	22,779	101,608	80,398
Share-based compensation	5,950	2,365	22,923	11,601
Employer payroll taxes related to share-based compensation	32	—	2,044	—
Other non-operating expense/(income), net(2)	2,317	(632)	2,191	(1,101)
New York City flagship Hot Light Theater Shop opening(3)	—	84	—	6,513
Strategic initiatives(4)	—	6,594	—	20,517
Acquisition and integration expenses(5)	1,592	3,982	5,255	12,679
Shop closure expenses(6)	2,766	1,425	2,766	6,269
Restructuring and severance expenses(7)	340	—	1,733	—
IPO-related expenses(8)	313	2,978	14,534	3,184
Gain on sale-leaseback	(8,673)	—	(8,673)	—
Other(9)	1,589	1,211	4,653	(7)
Adjusted EBITDA	$47,732	$41,736	$187,945	$145,434

	Quarter Ended		Fiscal Years Ended
(in thousands)	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
Segment Adjusted EBITDA:
U.S. and Canada	$31,811	$22,358	$107,571	$91,574
International	20,746	16,645	81,422	44,554
Market Development	11,042	11,101	40,824	39,060
Corporate	(15,867)	(8,368)	(41,872)	(29,754)
Total Adjusted EBITDA	$47,732	$41,736	$187,945	$145,434

	Quarter Ended		Fiscal Year Ended
(in thousands)	January 2, 2022	January 3, 2021	January 2, 2022	January 3, 2021
Net income/(loss)	$4,283	$(24,823)	$(14,843)	$(60,940)
Interest expense — related party(1)	—	5,770	10,387	22,468
Share-based compensation	5,950	2,365	22,923	11,601
Employer payroll taxes related to share-based compensation	32	—	2,044	—
Other non-operating expense/(income), net(2)	2,317	(632)	2,191	(1,101)
New York City flagship Hot Light Theater Shop opening(3)	—	84	—	6,513
Strategic initiatives(4)	—	6,594	—	20,517
Acquisition and integration expenses(5)	1,592	3,982	5,255	12,679
Shop closure expenses(6)	2,766	1,425	2,766	6,269
Restructuring and severance expenses(7)	340	—	1,733	—
IPO-related expenses(8)	313	2,978	14,534	3,184
Gain on sale-leaseback	(8,673)	—	(8,673)	—
Other(9)	1,589	1,211	4,653	(7)
Amortization of acquisition related intangibles(10)	7,230	7,190	29,803	26,328
KKI Term Loan Facility interest and debt issuance costs(11)	—	—	2,448	—
Tax impact of adjustments(12)	(1,830)	(12,960)	(12,434)	(27,629)
Tax specific adjustments(13)	103	20,489	3,936	22,464
Adjusted net income	$16,012	$13,673	$66,723	$42,346
Net income attributable to noncontrolling interest	(2,927)	(481)	(9,663)	(3,361)
Adjusted net income attributable to Krispy Kreme, Inc.	$13,085	$13,192	$57,060	$38,985
Adjustment to adjusted net income attributable to common shareholders	317	(356)	(1,468)	(477)
Adjusted net income attributable to common shareholders - Basic	$13,402	$12,836	$55,592	$38,508
Additional income attributed to noncontrolling interest due to subsidiary potential common shares	(5)	(1)	(122)	(10)
Adjusted net income attributable to common shareholders - Diluted	$13,397	$12,835	$55,470	$38,498
Basic weighted average common shares outstanding	167,246,195	124,987,370	147,654,548	124,987,370
Dilutive effect of outstanding common stock options and RSUs	1,884,222	3,333,182	2,670,765	3,035,493
Diluted weighted average common shares outstanding	169,130,417	128,320,552	150,325,313	128,022,863
Adjusted net income per share attributable to common shareholders:
Basic	$0.08	$0.10	$0.38	$0.31
Diluted	$0.08	$0.10	$0.37	$0.30
1.Consists of interest expense related to the Related Party Notes which were paid off in full during the second quarter of fiscal 2021.
2.Primarily foreign translation gains and losses in each period.
3.Consists of pre-opening costs related to our New York City flagship Hot Light Theater Shop opening, including shop design, rent, and additional consulting and training costs incurred and reflected in selling, general and administrative expenses.
4.Consists mainly of consulting and advisory fees, personnel transition costs, and network conversion and set-up costs related to the transformation of the Company’s legacy wholesale business in the U.S.
5.Consists of acquisition and integration-related costs in connection with the Company’s business and franchise acquisitions, including legal, due diligence, consulting and advisory fees incurred in connection with acquisition-related activities for the applicable period.
6.Includes lease termination costs, impairment charges, and loss on disposal of property, plant and equipment.
7.Fiscal 2021 consists of severance and related benefits costs associated with the Company’s realignment of the Company Shop organizational structure to better support the DFD and Branded Sweet Treat Line businesses.
8.Includes consulting and advisory fees incurred in connection with preparation for and execution of the Company’s IPO.

9.Fiscal 2021 consists primarily of legal expenses incurred related to cases outside the ordinary course of business. Fiscal 2020 consists primarily of fixed asset and impairment expenses, net of a gain on the sale of land, as well as $1.2 million of management fees paid to JAB.
10.Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization expense in the Consolidated Statements of Operations.
11.Includes interest expense and debt issuance costs incurred and recognized as expenses in connection with the extinguishment of the KKI Term Loan Facility within four business days of receipt of the net proceeds from the IPO.
12.Tax impact of adjustments calculated applying the applicable statutory rates. The Company’s adjusted effective tax rate is 22.4% and 25.2% for each of the fiscal years 2021 and 2020, respectively. Fiscal 2021 includes the impact of disallowed executive compensation expense incurred in connection with the IPO.
13.Fiscal 2021 consists primarily of the effect of tax law changes on existing temporary differences. Fiscal 2020 includes a valuation allowance of $20.5 million associated with tax attributes primarily attributable to incremental costs removed from the calculation of Adjusted Net Income.

Krispy Kreme, Inc.
Segment Reporting
(unaudited, in thousands except percentages)

	Fiscal Years Ended
(in thousands)	January 2, 2022	January 3, 2021	December 29, 2019
Net revenues:
U.S. and Canada	$928,413	$782,717	$587,522
International	332,995	230,185	223,115
Market Development	122,983	109,134	148,771
Total net revenues	$1,384,391	$1,122,036	$959,408

	Quarter Ended
(in thousands)	January 2, 2022	January 3, 2021	December 29, 2019
Net revenues:
U.S. and Canada	$249,218	$225,437	$164,738
International	89,990	71,610	64,361
Market Development	31,389	28,568	36,173
Total net revenues	$370,597	$325,615	$265,272

Q4 2021 Organic Revenue (in thousands except percentages)	U.S. and Canada	International	Market Development	Total Company
Total net revenues in fourth quarter of fiscal 2021 (13 weeks)	$249,218	$89,990	$31,389	$370,597
Total net revenues in fourth quarter of fiscal 2020 (14 weeks)	225,437	71,610	28,568	325,615
Total Net Revenues Growth	23,781	18,380	2,821	44,982
Total Net Revenues Growth %	10.5%	25.7%	9.9%	13.8%
Less: Impact of 53rd week	(15,615)	(3,287)	(1,603)	(20,505)
Adjusted net revenues in fourth quarter of fiscal 2020	209,822	68,323	26,965	305,110
Adjusted Net Revenue Growth	39,396	21,667	4,424	65,487
Impact of acquisitions	(20,315)	—	(2,591)	(22,906)
Impact of foreign currency translation	—	(624)	543	(81)
Organic Revenue Growth	$19,081	$21,043	$2,376	$42,500
Organic Revenue Growth %	9.1%	30.8%	8.8%	13.9%

Full Year 2021 Organic Revenue (in thousands except percentages)	U.S. and Canada	International	Market Development	Total Company
Total net revenues in fiscal 2021 (52 weeks)	$928,413	$332,995	$122,983	$1,384,391
Total net revenues in fiscal 2020 (53 weeks)	782,717	230,185	109,134	1,122,036
Total Net Revenues Growth	145,696	102,810	13,849	262,355
Total Net Revenues Growth %	18.6%	44.7%	12.7%	23.4%
Less: Impact of 53rd week	(15,615)	(3,287)	(1,603)	(20,505)
Adjusted net revenues in fiscal 2020	767,102	226,898	107,531	1,101,531
Adjusted Net Revenue Growth	161,311	106,097	15,452	282,860
Impact of acquisitions	(119,377)	—	(4,175)	(123,552)
Impact of foreign currency translation	—	(22,391)	543	(21,848)
Organic Revenue Growth	$41,934	$83,706	$11,820	$137,460
Organic Revenue Growth %	5.5%	36.9%	11.0%	12.5%

Q4 2020 Organic Revenue (in thousands except percentages)	U.S. and Canada	International	Market Development	Total Company
Total net revenues in fourth quarter of fiscal 2020 (14 weeks)	$225,437	$71,610	$28,568	$325,615
Total net revenues in fourth quarter of fiscal 2019 (13 weeks)	164,738	64,361	36,173	265,272
Total Net Revenues Growth	60,699	7,249	(7,605)	60,343
Total Net Revenues Growth %	36.8%	11.3%	-21.0%	22.7%
Impact of acquisitions	(31,498)	(8,139)	6,922	(32,715)
Impact of foreign currency translation	—	(1,728)	—	(1,728)
Impact of 53rd week	(15,615)	(3,287)	(1,603)	(20,505)
Organic Revenue Growth	$13,586	$(5,905)	$(2,286)	$5,395
Organic Revenue Growth %	8.2%	-9.2%	-6.3%	2.0%

Full Year 2020 Organic Revenue (in thousands except percentages)	U.S. and Canada	International	Market Development	Total Company
Total net revenues in fiscal 2020 (53 weeks)	$782,717	$230,185	$109,134	$1,122,036
Total net revenues in fiscal 2019 (52 weeks)	587,522	223,115	148,771	959,408
Total Net Revenues Growth	195,195	7,070	(39,637)	162,628
Total Net Revenues Growth %	33.2%	3.2%	-26.6%	17.0%
Impact of acquisitions	(121,671)	(42,811)	35,053	(129,429)
Impact of foreign currency translation	—	(906)	—	(906)
Impact of 53rd week	(15,615)	(3,287)	(1,603)	(20,505)
Organic Revenue Growth	$57,909	$(39,934)	$(6,187)	$11,788
Organic Revenue Growth %	9.9%	-17.9%	-4.2%	1.2%

	Fiscal Years Ended
Sales per Hub (in thousands, unless otherwise stated)	January 2, 2022 (52 weeks)	January 3, 2021 (53 weeks)	December 29, 2019 (52 weeks)
U.S. and Canada:
Revenues	$928,413	$782,717	$587,522
Non-Fresh Revenues (1)	(37,311)	(128,619)	(112,051)
Fresh Revenues from Insomnia Cookies and Hubs without Spokes (2)	(415,768)	(323,079)	(271,067)
Sales from Hubs with Spokes	475,334	331,019	204,404
Sales per Hub (millions)	4.0	3.5	3.2

International:
Sales from Hubs with Spokes (3)	$332,995	$230,185	$223,115
Sales per Hub (millions)	9.1	6.4	8.3
1.Includes legacy wholesale business revenues and Branded Sweet Treat Line revenues.
2.Includes Insomnia Cookies revenues and Fresh Revenues generated by Hubs without Spokes.
3.Total International net revenues is equal to Fresh Revenues from Hubs with Spokes for that business segment.

Krispy Kreme, Inc.
Global Points of Access
(unaudited)

	Global Points of Access (1)
	Fiscal Years Ended
	January 2, 2022	January 3, 2021	December 29, 2019
U.S. and Canada: (2)
Hot Light Theater Shops	241	229	175
Fresh Shops	66	47	45
Cookie Shops	210	184	168
Carts, Food Trucks, and Other (3)	2	—	—
DFD Doors (4)	5,204	4,137	2,288
Total	5,723	4,597	2,676
International:
Hot Light Theater Shops	32	28	27
Fresh Shops	370	359	375
Carts, Food Trucks, and Other (3)	1	—	—
DFD Doors (4)	2,488	1,986	1,849
Total	2,891	2,373	2,251
Market Development: (5)
Hot Light Theater Shops.	109	119	166
Fresh Shops	782	732	693
Carts, Food Trucks, and Other (3)	31	30	30
DFD Doors (4)	891	465	264
Total	1,813	1,346	1,153
Total global points of access (as defined)	10,427	8,316	6,080
Total Hot Light Theater Shops	382	376	368
Total Fresh Shops	1,218	1,138	1,113
Total Cookie Shops	210	184	168
Total Shops	1,810	1,698	1,649
Total Carts, Food Trucks, and Other	34	30	30
Total DFD Doors	8,583	6,588	4,401
Total global points of access (as defined)	10,427	8,316	6,080
1.Excludes Branded Sweet Treat Line distribution points and legacy wholesale business doors.
2.Includes points of access that were acquired from franchisees in the U.S. and Canada. These points of access were previously included in the Market Development segment prior to the respective acquisition dates.
3.Beginning in the third quarter of fiscal 2021, we include Carts and Food Trucks in our calculation of global points of access. Carts and Food Trucks are non-producing, mobile (typically on wheels) facilities without walls or a door where product is received from a Hot Light Theater Shop or Doughnut Factory. They are primarily found in international locations, in airports, train stations, etc. Comparative data has been included in all periods presented above.
4.DFD Doors for both the U.S. and Canada and Market Development segments exclude legacy wholesale doors, which have been declining consistent with our strategy to evolve our legacy wholesale business to focus on the new DFD model and our new Branded Sweet Treat Line. As of January 3, 2021, and December 29, 2019, the legacy wholesale doors were 1,508 and 4,693 for the U.S. and Canada segment, respectively, and 187 and 1,919 for the Market Development segment, respectively. As of the end of the second quarter of fiscal 2021 legacy wholesale doors for the U.S. and Canada and the Market Development segments were substantially eliminated.
5.Includes locations in Japan, which were acquired in December 2020 and are now Company-owned. All remaining points of access in the Market Development segment relate to our franchise business. As of January 2, 2022, there were four Hot Light Theater Shops, 48 Fresh Shops and 105 DFD Doors in Japan operating. As of January 3, 2021, there were three Hot Light Theater Shops, 40 Fresh Shops and 24 DFD Doors in Japan operating.

Krispy Kreme, Inc.
Global Hubs
(unaudited)

	Hubs
	Fiscal Years Ended
	January 2, 2022	January 3, 2021	December 29, 2019
U.S. and Canada:
Hot Light Theater Shops (1)	238	226	174
Doughnut Factories	4	5	6
Total	242	231	180
Hubs with Spokes	126	113	76
International:
Hot Light Theater Shops (1)	25	27	27
Doughnut Factories	11	9	9
Total	36	36	36
Hubs with Spokes	36	36	36
Market Development:
Hot Light Theater Shops (1)	106	116	163
Doughnut Factories	27	26	26
Total	133	142	189
Total Hubs	411	409	405
1.Includes only Hot Light Theater Shops and excludes Mini Theaters. A Mini Theater is a spoke location that produces hot doughnuts.